UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
September 20, 2010

All State Properties Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

                         Nevada

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     (State or Other Jurisdiction of Incorporation)

         000-12895                         32-0252180

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(Commission File Number)     (IRS Employer Identification No.)

2333 Alexandria Drive,

Lexington, Kentucky  40504
(Address of Principal Executive Offices) (Zip Code)

(859) 514-6717
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe,"

"estimate," "plan," "intend" and "expect" and similar expressions as they relate to All State Properties Holdings, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected changes in market conditions, volatility in the commodities markets, and the ability to successfully reach agreement on acquisition terms. Except as required by the Federal Securities laws, the Company does not undertake any obligation to release publicly, any revisions to any forward-looking statements.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2010, EnergyOne Technologies, Inc. (“EnergyOne”) entered into a material definitive agreement with MB Consulting Services, LLC (“MB Consulting”) through which EnergyOne acquired all of the capital ownership of MB Consulting, which included its ownership of approximately eighty seven percent (87%) of the capital stock of All State Properties Holdings, Inc. (“All State”) for approximately fifty thousand dollars ($50,000) and other valuable consideration.  Pursuant to that agreement, and in furtherance of obligations of All State, it has agreed to pursue certain transactions involving gold, and other minerals, holdings of All State and also to pursue other obligations of All State.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2010, Lucas Hamilton was appointed to the board of directors as Director, and as President and Secretary of the Company.   As well, E. Robert Gates resigned from his position as an Officer and Director of the Company on September 20, 2010. Within the next few days, the Company will file with the Securities and Exchange Commission (the “SEC”) and an information statement prepared in accordance with SEC rule 14f-1, containing information about Mr. Hamilton. Ten days after the information statement is available to the shareholders of record, Mr. Hamilton will take office on the Board. Mr. Hamilton’s appointment as an officer was effective immediately.

Set forth below is certain biographical information regarding the New Director and Officer:

Robert L. Hamilton:  Director, President and Secretary of the Company.

Robert L. Hamilton is a co-founder of EnergyOne Technologies, Inc.  EnergyOne I s a green energy company focused on helping to create a more efficient power grid.  Hamilton studied architecture for two years primarily focusing on green design and technologies. Hamilton later went on to pursue a degree in Finance at the University of Kentucky. In 2008 Hamilton started financial consulting for oil, gas, and coal companies. In 2009 Hamilton co-founded EnergyOne Technologies.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Limited Liability Company Ownership Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Insert company name

Date: September 24, 2010	By:	/s/ Lucas Hamilton
President and Secretary

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